Exhibit 10.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement And Mutual Release (this “Agreement”) is entered into by and between Jabil Circuit, Inc. (“Jabil”), a Delaware corporation, and Digital Lightwave, Inc. (“Digital”), a Delaware corporation, and will be effective upon execution and delivery by Jabil and Digital as provided in this Agreement.

RECITALS

A. WHEREAS, effective as of May 11, 2004, Digital and Jabil entered into a Settlement Agreement (the “2004 Settlement”) relating to the claims between the parties under all of their agreements in effect as of the date thereof (collectively referred to as the “Parties’ Agreements”), including under a Manufacturing Services Letter Agreement with an Effective Date of February 28, 2003 (the “Letter Agreement”);

B. WHEREAS, under the terms of the 2004 Settlement, Digital executed an Initial Purchase Order, a $2,227,500 Renewal Inventory Note, and a $3,011,404 Renewal A/R Note (each of which term is defined in the 2004 Settlement and collectively referred to in this Agreement as the “Digital Obligations”) in favor of Jabil;

C. WHEREAS, Digital has defaulted under the Digital Obligations, and Digital currently owes Jabil substantial sums; and

D. WHEREAS, the parties desire to settle their respective claims and differences, and in connection therewith Digital agrees to pay to Jabil $1,870,000 on or before August 31, 2005, in return for the exchange of mutual releases and other terms and conditions described in this Agreement.

TERMS AND CONDITIONS

NOW, THEREFORE, the parties hereby agree as follows:

1. Recitals. The parties acknowledge and agree that the Recitals are true and correct and are incorporated by reference into these terms and conditions.

2. Payment by Digital. In consideration of the full release by Jabil as set forth herein, Digital shall pay Jabil $1,870,000 (the “Digital Payment”) in immediately available funds on or before 5:00 p.m. Eastern Time on August 31, 2005. Digital shall make or cause to be made the Digital Payment by wire transfer to the account specified by Jabil in accordance with the written wire transfer instructions provided by Jabil to Digital. The parties agree that the settlement and mutual release set forth in this Agreement is expressly conditioned upon the timely payment by Digital and the receipt by Jabil of the Digital Payment. If this payment is not timely made, this Agreement will be of no further force and effect. The parties acknowledge and agree that payment of the Digital Payment shall constitute “full payment of all monies due and owing under this Letter Agreement” as such phrase is used in Sections 7 and 8 of the Letter Agreement. Digital acknowledges and agrees that the Digital Payment represents a compromised amount on the part of Jabil which shall be binding on the parties only if Jabil receives and is able to keep the full amount of the Digital Payment. Therefore, the parties further agree that if any portion of the Digital Payment is set aside for any reason (including if it is determined to be a preference under 11 U.S.C. § 547), then Jabil is entitled to pursue Digital for the full amount due by Digital to Jabil and the releases given by the parties under this Agreement will be void and of no force or effect.

3. Jabil’s Release of Digital. Subject to the terms and conditions in this Agreement, Jabil for itself and its predecessors, successors, assigns, agents, and representatives, fully releases and forever discharges Digital, together with each of its officers, directors, stockholders, employees, agents, representatives, predecessors, assigns and successors in interest, and Optel

Capital, LLC, a Delaware limited liability company, from each action, cause of action, suit, debt, obligation, liability, or other claim whatsoever of whatever nature and kind in law or in equity, whether known or unknown, arising since the beginning of time, whether arising from or related to the Digital Obligations, the Parties’ Agreements or otherwise (collectively referred to as the “Digital Claims”), except for claims for indemnification under the terms of the Letter Agreement or any breach of confidentiality under the Parties’ Agreements.

4. Digital’s Release of Jabil. Subject to the terms and conditions in this Agreement, Digital for itself and its predecessors, successors, assigns, agents, and representatives, releases and forever discharges Jabil, together with each of its officers, directors, stockholders, employees, agents, representatives, predecessors, assigns and successors in interest, from each action, cause of action, suit, debt, obligation, liability, or other claim whatsoever of whatever nature and kind in law or in equity, whether known or unknown, arising since the beginning of time, whether arising from or related to the Digital Obligations, the Parties’ Agreements or otherwise (collectively referred to as the “Jabil Claims”, and together with the Digital Claims, the “Claims”), except for warranty claims made in accordance with, and subject to, the terms of the Letter Agreement or any breach of confidentiality under the Parties’ Agreements.

5. Certain Facts. Each of Jabil and Digital further acknowledges that it may hereafter discover facts different from or in addition to those which it now knows or believes to be true with respect to the potential claims released pursuant to Sections 3 and 4 above and agrees that, in such event, this Agreement shall nevertheless be and remain effective in all respects, notwithstanding such different or additional facts, or the discovery thereof.

6. Inventory. Jabil still possesses certain raw materials, parts, work-in-progress, and other leftover inventory (collectively, the “Leftover Inventory”) obtained in connection with purchase orders issued by Digital to Jabil which are to be designated by Jabil in its sole and absolute discretion. Digital may pick up the Leftover Inventory from Jabil during normal business hours, upon reasonable notice, as long as Digital does so at its own cost and expense and without disruption to Jabil on or before September 30, 2005. If Digital fails to pick up the Leftover Inventory before September 30, 2005, Jabil may dispose of the Leftover Inventory in any way that Jabil deems appropriate and keep any proceeds from the disposition or charge Digital for all out-of-pocket costs and expenses of disposing the Leftover Inventory. JABIL MAKES NO REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, REGARDING THE LEFTOVER INVENTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND INCLUDING ANY WARRANTY REGARDING THE AMOUNT OR CONDITION OF THE LEFTOVER INVENTORY.

7. Escrow Agreement. In anticipation of Digital making the Digital Payment timely, the parties agree to execute this Agreement and to deliver it to Holland & Knight LLP (“Escrow Agent”) as counsel for Jabil to be held in escrow. If the Digital Payment is timely made, the Escrow Agent shall release and deliver this Agreement to the parties, and the Agreement will become effective and enforceable. If the Digital Payment is not timely made, the Escrow Agent shall destroy this Agreement. Digital acknowledges that Escrow Agent is legal counsel for Jabil and represents Jabil with respect to any controversies between the parties, and Digital consents to Escrow Agent representing Jabil in any controversy or litigation between the parties over this Agreement or any other matter.

8. Waiver of Actual or Potential Conflict. Each of Jabil and Digital acknowledges that Fowler White Boggs Banker P.A. (“Fowler White”), counsel for Digital in connection with the matters contemplated by this Agreement, has in the past and may continue to perform legal services for Jabil or its affiliates in matters unrelated to the transactions described in this Agreement. Accordingly, each party to this Agreement hereby: (a) acknowledges that it has had an opportunity to ask for information relevant to this disclosure; (b) acknowledges that Fowler White has represented Digital in the transactions contemplated by this Agreement and has not represented Jabil in connection with such transactions; and (c) gives its informed consent to Fowler White’s representation of Jabil or its affiliates in such unrelated matters and to Fowler White’s representation of Digital in connection with this Agreement and the transactions contemplated hereby. The parties further acknowledge that, in the event of any dispute with respect to the transactions contemplated by this Agreement, Fowler White may continue to represent Digital in such dispute.

9. Covenant Not to Sue and Attorneys’ Fees. Each party covenants and agrees not to sue or make any demand based on any Claim released under this Agreement. In the event that it should become necessary for any party either: (a) to enforce the terms of this Agreement or (b) to defend against any Claim released in this Agreement, the prevailing party shall be entitled to receive from the other party its costs, expenses, and reasonable attorneys’ fees (including attorneys’ fees, costs, and expenses incurred relating to appellate proceedings or bankruptcy proceedings).

10. Miscellaneous. The parties further agree that (a) this Agreement shall be construed in accordance with, and all disputes hereunder shall be governed by the laws of the state of Florida; (b) this Agreement may be executed in one or more counterparts, each of which shall be deemed an original; (c) this Agreement sets forth the entire agreement among the parties and supersedes all prior agreements and understandings among the parties; and (d) this

Agreement shall be binding upon all successors and assigns of each party, and each party agrees to execute and deliver (without further consideration) such other documents or take such other actions as may be necessary to more effectively consummate the parties’ agreements and understandings as described in this Agreement, including without limitation, such documents, instruments and agreements as may be necessary to evidence the cancellation by Jabil of any promissory note, security agreement, guaranty or similar agreement executed by Digital or any other person or entity in connection with the 2004 Settlement.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first above-written.

DIGITAL LIGHTWAVE, INC.

By:	/s/ ROBERT F. HUSSEY
Robert F. Hussey
Interim President and
Chief Executive Officer

JABIL CIRCUIT, INC.

By:	/s/ FORBES ALEXANDER
Forbes Alexander
Chief Financial Officer

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